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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into effective as of the _______ day of ____________________, 1996 by and between Homecom
Communications, Inc. ("Homecom"), a Delaware corporation, ("Company") and ("Employee"), an individual.

         For and in consideration of the agreement to employ Employee described below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT. The Company agrees to employ Employee, and Employee agrees to accept such employment, upon the following terms and conditions.

2.       DUTIES.   Employee shall assume and perform the duties specified in
EXHIBIT A. Such duties may be revised from time to time at the sole discretion of the Company. Employee agrees to devote his or her full time and energy to the Company's business and shall not during the term of employment work or perform services in any advisory or other capacity for any other individual or entity.

3. COMPENSATION. The Company shall pay to Employee the salary and additional compensation, if any, described in EXHIBIT B as compensation for all the services to be rendered by Employee and as such compensation may be modified by the Company in its sole discretion from time to time. The Company's obligation to pay Employee any compensation shall cease upon termination of Employee's employment with the Company. Employee's annual or monthly salary shall be prorated on a daily basis for the years or months, as the case may be, in which Employee commences and terminates his or her employment relationship with the Company.

4. TERM AND TERMINATION. This Agreement shall be effective upon execution by the parties and shall remain in full force and effect thereafter, until terminated as provided herein. Either party may terminate this Agreement at any time for any reason, whether for cause or not for cause, by providing written notice to the other on or prior to the proposed date of termination. This Agreement shall terminate immediately upon the death of Employee. Upon termination of employment for any reason, Employee shall return immediately to the Company all documents, property, and other records of the Company, and all copies thereof, within Employee's possession, custody or control, including but not limited to any materials containing any Trade Secrets or Confidential Information (as defined below) or any portion thereof.

5.       OWNERSHIP.   For purposes of this Agreement, "Work Product" shall mean
the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Employee, whether prior to the date of this Agreement or in the future while employed by the Company (whether developed during work hours or not) and which either (i) relate to the present or anticipated business, research, developments, tests, products, work or activities of the Company or (ii) result from or are suggested by any work Employee may do for the Company. All Work Product shall be considered work made for hire by the Employee and owned by the Company. If any of the Work Product may not, by operation of law, be considered work made for hire by Employee for the Company, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, Employee hereby assigns to the Company, and upon the future creation thereof automatically assigns to the Company, without further consideration, the ownership of all Work Product. The Company shall have the right to obtain and hold in its own name copyrights, registrations, and any other protection available in the Work Product. Employee agrees to perform, during or after Employee's employment, such further acts as may be necessary or desirable to transfer, perfect, and defend the Company's ownership of the Work Product that are reasonably requested by the Company.

6. LICENSE. To the extent that any preexisting materials are contained in the materials Employee delivers to Company or Company's customers, Employee grants to Company an irrevocable, nonexclusive, worldwide, royalty-free license to: (i) use and distribute (internally or externally) copies of, and prepare derivative works based upon, such preexisting materials and derivative works thereof, and (ii) authorize others to do any of the foregoing.

7.       TRADE SECRETS AND CONFIDENTIAL INFORMATION.

         (a) The Company may disclose to Employee certain Trade Secrets and Confidential Information (defined below). Employee acknowledges and agrees that the Trade Secrets and Confidential Information are the sole and exclusive property of the Company (or a third party providing such information to the Company) and that the Company or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right. Employee acknowledges and agrees that the disclosure of the Trade Secrets and Confidential Information to Employee does not confer upon Employee any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information. Employee may use the Trade Secrets and Confidential Information solely for the benefit of the Company while Employee is employed or retained by the Company. Except in the performance of services for the Company, Employee will hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Trade Secrets or the Confidential Information or any portion thereof. Employee agrees to return to the Company, upon request by the Company, the Trade Secrets and Confidential Information and all materials relating thereto.

         (b) Employee's obligations under this Agreement with regard to the Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law. Employee acknowledges that its obligations with regard to the Confidential Information shall remain in effect while Employee is employed or retained by the Company and for three (3) years thereafter. As used herein, "Trade Secrets" means information of the Company, its licensors, suppliers, customers, or prospective licensors or customers, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which (a) derives economic value, actual or potential,
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from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, future business plans, licensing strategies, advertising campaigns, information regarding executives and employees, and the terms and conditions of this Agreement.

         (c) Employee acknowledges that existing or prospective customers of the Company may be companies which are publicly traded and subject to various rules and regulations of the Securities and Exchange Commission. Employee acknowledges that the Company has a policy that no one associated with the Company may trade in securities of any customer of the Company based on material, nonpublic information concerning the customer. Additionally, the Company expressly forbids the unauthorized disclosure of any nonpublic information acquired by anyone associated with the Company relating to a customer of the Company. Employee shall notify the Company prior to trading the securities of any customer of the Company.

8. CUSTOMER NON-SOLICITATION. Employee agrees that for a period of eighteen (18) months immediately following termination of Employee's employment with the Company for any reason, including, without limitation, voluntary resignation from employment by Employee ("Non-Solicitation Period"), Employee shall not, within the Atlanta metropolitan area, on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of the Company, or any representative of any customer or prospect of the Company, with a view to sale or providing of any deliverable or service competitive or potentially competitive with any deliverable or service sold or provided or under development by the Company during the time of two (2) years immediately preceding cessation of Employee's employment with the Company, provided that the restrictions set forth in this paragraph shall apply only to customers or prospects of the Company, or representatives of customers or prospects of the Company, with which Employee had contact during such two (2) year period. The actions prohibited by this paragraph shall not be engaged in by Employee directly or indirectly, whether as manager, salesperson, agent, technical support, sales or service representative, developer, or otherwise. Employee acknowledges that the Company provides products and services to customers throughout the Atlanta metropolitan area and that a more limited territorial restriction on the non-solicitation provisions of this paragraph would not adequately protect the legitimate interests of the Company.

9. NONCOMPETITION. Employee agrees that during the term of Employee's employment and during the Non-Solicitation Period, Employee shall not, within the Atlanta metropolitan area, on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, perform services substantially similar to the activities described on EXHIBIT A for any company or other entity that creates Web sites or develops Internet or Intranet enabled computer software applications, provided that the restrictions set forth in this paragraph shall apply only to customers or prospects of the Company, or representatives of customers or prospects of the Company, with which Employee had contact during the time of two (2) years immediately preceding cessation of Employee's employment with the Company. The actions prohibited by this paragraph shall not be engaged in by Employee directly or indirectly, whether as manager, salesperson, agent, technical support, sales or service representative, developer, or otherwise. Employee acknowledges that the Company provides products and services to customers throughout the Atlanta metropolitan area and that a more limited territorial restriction on the non-competition provisions of this paragraph would not adequately protect the legitimate interests of the Company. The provisions of this Section 9 shall apply after the term of Employee's employment only in the event that Employee's termination from employment is for one or more of the following reasons: (i) termination by the Company for willful dishonesty toward or deliberate injury or attempted injury to the Company; or (ii) termination by the Company for criminal conduct involving mortal turpitude; or (iii) termination by the Company for a violation or other failure of Employee to perform in accordance with any of the material provisions of this Agreement; or (iv) termination by the Company for recurring negligence or disregard in the performance of the Employee's duties, or (v) voluntary resignation from employment by Employee.

10. EMPLOYEE NON-SOLICITATION. Employee agrees that Employee shall not call upon, solicit, recruit, or assist others in calling upon, recruiting or soliciting any person who is or was an employee of the Company within the Non-Solicitation Period, for the purpose of having such person work in any other corporation, association, entity, or business.

11. EQUITABLE RELIEF. The parties to this Agreement acknowledge that a breach by Employee of any of the terms or conditions of this Agreement will result in irrevocable harm to the Company and that the remedies at law for such breach may not adequately compensate the Company for damages suffered. Accordingly, Employee agrees that in the event of such breach, the Company shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit the Company's right to any remedies at law, including the recovery of damages for breach of this Agreement.

12.      SEVERABILITY.   If any provision or part of any provision of this
Agreement is held invalid or unenforceable by a court of competent jurisdiction, such holding shall not affect the enforceability of any other provisions or parts thereof, and all other provisions and parts thereof shall continue in full force and effect.

13. MISCELLANEOUS. This Agreement shall not be amended or modified except by a writing executed by both parties. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Due to the personal nature of this Agreement, Employee shall not have the right to assign Employee's rights or obligations under this Agreement without the prior written consent of Company. This Agreement shall be governed by the laws of the State of Georgia without regard to its rules governing conflicts of law. This Agreement and the attached Exhibits represent the entire understanding of the parties concerning the subject matter hereof and supersede all prior communications, agreements and understandings, whether oral or written, relating to the subject matter hereof. All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered to the address provided below such party's signature (as may be amended by notice from time to time), by hand, by courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid. Exhibits A and B, attached hereto, are incorporated herein by this reference.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals effective as of the date first above written.

EMPLOYEE:                               HOMECOME COMMUNICATIONS, INC.

                                        By:
                                            ------------------------------------
                                            Title:

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                                        Date:
                                              ----------------------------------

Date:                                   Address:
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Address:                                Building 14, Suite 100
                                        3535 Piedmont Road
                                        Atlanta, Georgia 30305

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                                   EXHIBIT A

                               Duties of Employee

The Employee's duties under this Agreement shall be as follows:

[Enter brief description of job title and duties]
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                                   EXHIBIT B

                                  Compensation

The Employee shall be entitled to compensation as follows:

1. SALARY: Employee's annual salary shall be $____________, payable in accordance with the Company's normal payroll policies.

2.       BONUS: